UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
 of the Securities Exchange Act of 1934
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Filed by a Party other than the Registrant ☐
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☒            Preliminary Proxy Statement
☐            Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐            Definitive Proxy Statement
☐            Definitive Additional Materials
☐            Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

VENAXIS, INC.
 (Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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VENAXIS, INC.
1585 South Perry Street
Castle Rock, Colorado
 (303) 794-2000
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
 TO BE HELD ON MARCH 24, 2016
February __, 2016
To the Shareholders of Venaxis, Inc.:
A special meeting of shareholders, or the Meeting, of Venaxis, Inc., a Colorado corporation, will be held at the offices of Ballard Spahr LLP, 1225 17th Street, Suite 2300, Denver, Colorado 80202 on March 24, 2016, at 3 P.M. local time, to consider and vote upon a proposal to effect a reverse stock split of the Company’s common stock.  Specifically, the board of directors seeks approval of a proposal to authorize the board of directors to effect, in its discretion (if the board of directors determines that a reverse stock split is in the best interests of the Company to maintain NASDAQ Capital Market listing), a reverse stock split of the outstanding shares of  common stock in a ratio of at least one-for-four and of up to one-for-ten, to be determined by the board of directors, and, in connection with such reverse stock split, approve a corresponding amendment and restatement of the Company’s Articles of Incorporation, as amended, subject to the authority of the board of directors to abandon such amendment and restatement.
The board of directors is not aware of any other business to come before the Meeting.  Pursuant to Venaxis’ Bylaws, the board of directors has fixed the close of business on February 2, 2016 as the record date for determination of the shareholders entitled to vote at the Meeting and any adjournments or postponements thereof.
You are requested to complete and sign the enclosed proxy which is solicited by the board of directors and to return it promptly in the enclosed envelope.  The proxy will not be used if you attend the Meeting and vote in person.
This proxy statement is available online at:  www.venaxis.com.
EACH SHAREHOLDER, WHETHER OR NOT HE, SHE OR IT PLANS TO ATTEND THE MEETING, IS REQUESTED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD.  ANY PROXY GIVEN BY A SHAREHOLDER MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR DULY EXECUTED PROXY BEARING A LATER DATE.  ANY SHAREHOLDER PRESENT AT THE MEETING MAY REVOKE HIS, HER OR ITS PROXY AND VOTE IN PERSON ON EACH MATTER BROUGHT BEFORE THE MEETING.  HOWEVER, IF YOU ARE A SHAREHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE IN PERSON AT THE MEETING.
BY ORDER OF THE BOARD OF DIRECTORS,
____________________
Gail S. Schoettler,
Chair of the Board of Directors

This proxy statement incorporates important business and financial information about Venaxis that is not included in or delivered with the document.  This information is available without charge to shareholders upon written or oral request to:

VENAXIS, INC.
1585 South Perry Street
Castle Rock, Colorado
(303) 794-2000
Attention:  Jeffrey G. McGonegal

To obtain timely delivery, shareholders must request the information no later than five business days before the date of the Meeting.

i

QUESTIONS AND ANSWERS
This section provides answers to frequently asked questions about the reverse stock split proposal and the Meeting.  In this proxy statement, we refer to Venaxis, Inc. as “Venaxis,” the “Company,” “we” and “us.”
Q;            When is the Special Meeting?
The Special Meeting of shareholders, or the Meeting, will be held at the offices of Ballard Spahr LLP, 1225 17th Street, Suite 2300, Denver, Colorado 80202 on March 24, 2016, at 3 P.M. local time.
Q:            What is the reverse stock split and why is it necessary?
A:            The Venaxis common stock, no par value, or Common Stock, is currently listed on the NASDAQ Capital Market but the trading price of our Common Stock does not meet the $1.00 per share minimum bid price required by the NASDAQ Capital Market pursuant to NASDAQ Marketplace Rule 5550(a)(2).  As of February 2, 2016, the closing price of our Common Stock was $0.25 per share.  We have until March 8, 2016 to regain such compliance.  Although we will not be able to regain compliance by such date because the date of the Meeting occurs after such date, we intend to proceed with the reverse stock split proposal and will effect the reverse stock split, in the discretion of the board of directors, as promptly as possible after the receipt of shareholder approval.  We believe the implementation of the reverse stock split will assist us in regaining compliance with the NASDAQ Capital Market minimum bid price requirements.  If so, the outstanding shares of Venaxis’ Common Stock will be reclassified and combined into a lesser number of shares at a ratio between one-for-four and one-for ten to be determined by our board of directors and publicly announced.
What is the status of the announced transaction with Strand Life Sciences Private Limited?
A:            On January 26, 2016, we announced that we had entered into a series of agreements for a transaction with Strand Life Sciences Private Limited, or Strand LS, its wholly owned U.S. subsidiary, Strand Genomics, Inc., or Strand U.S., and the Strand LS shareholders.  Strand LS is a privately-held, global genomics and bioinformatics company. Strand LS operates clinical reference labs in the U.S. through Strand U.S. and in India, providing testing and lab services in India and other world-wide markets.  Strand LS has commercialized a next generation sequencing, or NGS, based, targeted, multi‑gene, pan-cancer diagnostic panel in select international markets and has engaged in initial commercialization activities in the United States.   The transaction agreements among the Venaxis and Strand parties are:  (1) a Master Agreement, dated January 26, 2016, among Venaxis, Strand LS and Strand U.S., which provides the framework for the combination of Venaxis and Strand and the governance and operation of the combined company following the closing of the transactions; (2) a series of Share Sale Agreements and Investment Agreements between Venaxis and the Strand LS shareholders owning more than 90% of the Strand LS shares under which, upon receipt of all required approvals, Venaxis would acquire all of the Strand shares held by such Strand LS shareholders and such Strand LS shareholders will immediately use the proceeds from such sale to acquire shares of Venaxis Common Stock; and (3) an Asset Purchase Agreement between Strand U.S. and a newly formed subsidiary of Venaxis pursuant to which the Venaxis subsidiary would acquire substantially all of the assets of Strand U.S. and assume substantially all of the liabilities, other than intercompany accounts.  Such series of transactions remains subject to approval by the Venaxis shareholders, and receipt of other approvals.
On February 5, 2016, Venaxis filed a preliminary proxy statement with the U.S. Securities and Exchange Commission, or the SEC, with respect to the transactions with Strand LS, Strand U.S. and the Strand LS shareholders.  We have been informed that the SEC staff is reviewing the filing and will provide comments on the filing to Venaxis.  We cannot provide you with any certainty as to when such review process will be completed, therefore the previously anticipated special meeting date of Venaxis shareholders cannot be used to consider the proposals related to the Strand transactions.  We will publicly announce additional information about the Strand transactions and that special meeting when it becomes available.

Q:            What is the impact of this reverse stock split proposal on the announced Strand transactions?
A:            There is no impact of this reverse stock split proposal on the announced Strand transactions.  Venaxis believes that regaining compliance with the NASDAQ minimum bid price requirements will benefit Venaxis and its shareholders.  NASDAQ has determined that the Strand series of transactions constitute a business combination resulting in a change in control of Venaxis.  Therefore, Venaxis will be required to submit an initial listing application to NASDAQ to list the Common Stock on NASDAQ in connection with a closing of the Strand transactions.  We cannot assure you that we will be able to meet such initial listing requirements, but we believe regaining the NASDAQ minimum bid price requirements for continued listing may benefit the Company.
Q:            Why am I receiving this proxy statement?
A:            You are receiving this proxy statement because you have been identified as a shareholder of Venaxis as of the record date.  This proxy statement is being used by Venaxis to solicit proxies for the Meeting.  If you are a shareholder of Venaxis, you are entitled to vote at the Meeting.  This document contains important information about the Meeting, and you should read it carefully.
Q:            Am I entitled to dissenters’ rights?
A:            Under the Colorado Business Corporation Act, holders of Venaxis Common Stock are not entitled to dissenter rights in connection with the reverse stock split proposal because the outstanding shares of Venaxis Common Stock will not be exchanged and no changes are made to the rights associated with the Venaxis Common Stock on a per-share basis.
Q:           Who is paying for this proxy solicitation?
A:            Venaxis is conducting this proxy solicitation and will bear the costs of the fees and expenses in connection with the filing, printing and mailing of this proxy statement, the proxy card and any additional information furnished to shareholders.  Venaxis may also reimburse brokerage houses and other custodians, nominees and fiduciaries for their costs of forwarding proxy materials to beneficial owners.
Q:            Who can help answer my questions?
A:            If you would like additional copies, without charge, of this proxy statement or if you have questions about the proposals described herein, including the procedures for voting your shares, you should contact:
Venaxis, Inc.
Attn: Jeffrey McGonegal
1585 South Perry Street
Castle Rock, CO 80104
 E-mail: info@venaxis.com

Q:            Who is soliciting my proxy?
A:            The proxy is being solicited of Venaxis shareholders by Venaxis’ board of directors.
Q:            As a Venaxis shareholder, how does Venaxis’ board of directors recommend that I vote?
A:            After careful consideration, Venaxis’ board of directors recommends that Venaxis shareholders vote “FOR” the reverse stock split proposal.
Q:            What do I need to do now?
A:            If your shares of Venaxis Common Stock are registered directly in your name, you may provide your proxy instructions in three different ways.  First, you can mail your signed proxy card in the enclosed return envelope.  Alternatively, you can provide your proxy instructions via the Internet at https://secure.corporatestock.com/vote.php.  Finally, you can deliver your completed proxy card in person or by completing a ballot in person at the Meeting.  Please provide your proxy instructions only once and as soon as possible so that your shares can be voted at the Meeting.  If your Venaxis shares are held in a brokerage account in “street name” or by another nominee, your broker will not be able to vote your shares of Venaxis Common Stock without instructions from you.  You should instruct your broker to vote your shares, following the procedure provided by your broker.
Q:            What happens if I do not return a proxy card or otherwise provide proxy instructions?
A:            If you do not submit a proxy card or vote at the Meeting, your shares will not be counted as present for the purpose of determining the presence of a quorum. If you submit a proxy card and affirmatively elect to abstain from voting, your proxy will be counted as present for the purpose of determining the presence of a quorum but will not be voted at the Meeting.
Q:            May I vote in person?
A:            Yes.  If your shares of Venaxis Common Stock are registered directly in your name with Venaxis’ transfer agent you are considered, with respect to those shares, the shareholder of record, and the proxy materials and proxy card are being sent directly to you.  If you are a Venaxis shareholder of record as of February 2, 2016, you may attend the Meeting to be held on March 24, 2016 and vote your shares in person, rather than signing and returning your proxy card or otherwise providing proxy instructions. However, we urge you to return your proxy card with your voting instructions in any event, just in case your plans should change.
If your shares of Venaxis Common Stock are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in “street name,” and the proxy materials are being forwarded to you together with a voting instruction card.  As the beneficial owner, you are also invited to attend the Meeting.  Because a beneficial owner is not the shareholder of record, you may not vote these shares in person at the Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Meeting.
Q:            May I change my vote after I have provided proxy instructions?
A:            Any shareholder of record has the right to revoke the proxy any time before his, her or its proxy is voted at the Meeting by sending a written notice stating that he, she or it would like to revoke the proxy, by submitting new proxy instructions either on a new proxy card, by telephone or via the Internet, or by attending the Meeting and voting in person.  Attendance alone at the Meeting will not revoke your proxy.  If a Venaxis shareholder has instructed a broker to vote shares of Venaxis Common Stock held in “street name,” the shareholder must follow directions received from the broker to change those instructions.

THE SPECIAL MEETING
General Information
Time, Date and Place of Meeting
The Meeting will be held at the offices of Ballard Spahr LLP, 1225 17th Street, Suite 2300, Denver, Colorado 80202 on March 24, 2016, at 3 P.M. local time.
Solicitation
The enclosed proxy is being solicited by Venaxis’ board of directors.  The costs of the solicitation will be borne by Venaxis.  Proxies may be solicited personally or by mail, telephone or facsimile by directors, officers and regular employees of Venaxis, none of whom will receive any additional compensation for such solicitations.  Venaxis will reimburse banks, brokers, nominees, custodians and fiduciaries for reasonable out-of-pocket expenses they incur in sending the proxy materials to beneficial owners of the shares.
Proposed Action
We are asking for approval of a proposal to authorize the Venaxis board of directors to effect, in its discretion (if the board of directors determines that a reverse stock split is in the best interests of the Company to maintain NASDAQ Capital Market listing), a reverse stock split of the outstanding shares of the Company’s Common Stock in a ratio of at least one-for-four and of up to one-for-ten, to be determined by the board of directors, and, in connection with such reverse stock split, approve a corresponding amendment and restatement of the Company’s Articles of Incorporation, as amended, subject to the authority of the board of directors to abandon such amendment and restatement.  We believe the reverse stock split is necessary to achieve a minimum bid price required for continued listing of the Common Stock on the NASDAQ Capital Market to provide shareholders with continued access to trading in our shares.  The board of directors will carefully consider the impact of the reverse stock split ratio on existing shareholders of Venaxis and, on the investor community at large, and will use its discretion to apply the least onerous ratio necessary to achieve the desired results.
Voting Rights and Votes Required
Holders of shares of Venaxis Common Stock, at the close of business on February 2, 2016, or the Record Date, are entitled to notice of, and to vote at, the Meeting.  On the Record Date, 30,990,029 shares of Common Stock were outstanding.  Holders of Common Stock are entitled to one vote per share.
The presence, in person or by proxy, of holders of one-third of the shares outstanding as of the Record Date constitutes a quorum for the transaction of business at the Meeting.  In the event there are not sufficient shares represented for a quorum or votes to approve any proposals at the time of the Meeting, the Meeting may be adjourned in order to permit further solicitation of proxies.  Abstentions will count towards quorum requirements.
The reverse stock split proposal which the Venaxis shareholders are being asked to approve will require the approval of a majority of the votes cast at the Meeting as long as a quorum is achieved.

The proposed reverse stock split on which the shareholders are being asked to vote is not a corporate action for which shareholders of a Colorado corporation have the right to dissent under the Colorado Business Corporation Act.
Shares of Common Stock represented by all properly executed proxies received at Venaxis’ transfer agent by March 24, 2016 by 12:00 noon Mountain Time will be voted as specified in the proxy.  Unless contrary instructions are indicated on the proxy, the shares of Common Stock represented by such proxy will be voted “FOR” the approval of a proposal to authorize the board of directors to effect, in its discretion (if the board of directors determines that a reverse stock split is in the best interests of the Company to maintain NASDAQ Capital Market listing), a reverse stock split of the outstanding shares of the Company’s Common Stock in a ratio of at least one-for-four and of up to one-for-ten, to be determined by the board of directors, and, in connection with such reverse stock split, approve a corresponding amendment and restatement of the Company’s Articles of Incorporation, as amended, subject to the authority of the board of directors to abandon such amendment and restatement.
Management and the board of directors of Venaxis know of no other matters to be brought before the Meeting.  If any other matters are properly presented to the shareholders for action at the Meeting and any adjournments or postponements thereof, the proxy holder named in the enclosed proxy intends to vote in his discretion on all matters on which the shares of Common Stock represented by such proxy are entitled to vote.
The giving of the enclosed proxy does not preclude the right to vote in person should the shareholder giving the proxy so desire.  A proxy may be revoked at any time prior to its exercise by (1) providing notice in writing to Venaxis’ corporate secretary that the proxy is revoked; (2) presenting to Venaxis a later-dated proxy; or (3) by attending the Meeting and voting in person.

FORWARD-LOOKING STATEMENTS
Certain statements contained in this proxy statement that are not historical facts constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created by that Act.  Reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors, which may cause actual results, performance, or achievements to differ materially from those expressed or implied.  Any forward-looking statement speaks only as of the date made.  We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which they are made.  These forward-looking statements are not guarantees of the future as there are a number of meaningful factors that could cause Venaxis’ actual results to vary materially from those indicated by such forward-looking statements.  These statements are based on certain assumptions made based on experience, expected future developments and other factors Venaxis believes are appropriate in the circumstances.  Factors which could cause actual results to differ from expectations, many of which are beyond the control of Venaxis are described in the “Risk Factors” section of this proxy statement and in our annual and quarterly periodic report filings made with the SEC.

PROPOSAL
To Provide the Board of Directors with the Authority to Effect a Reverse Stock Split of the Common Stock Within a Range of Reverse Stock Split Ratios
General
We are asking shareholders to approve a proposal to authorize the Venaxis board of directors to effect, in its discretion (if the board of directors determines that a reverse stock split is in the best interests of the Company to maintain NASDAQ Capital Market listing), a reverse stock split of the outstanding shares of the Company’s Common Stock in a ratio of at least one-for-four and of up to one-for-ten, to be determined by the board of directors, and, in connection with such reverse stock split, approve a corresponding amendment and restatement of the Company’s Articles of Incorporation, as amended, subject to the authority of the board of directors to abandon such amendment and restatement.  We believe the reverse stock split is necessary to achieve the $1.00 per share minimum bid price required for the continued listing of the Common Stock on the NASDAQ Capital Market to provide shareholders with continued access to trading in our shares.  The board of directors will carefully consider the impact of the reverse stock split ratio on existing shareholders of Venaxis and on the investor community at large, and will use its discretion to apply the least onerous ratio necessary to achieve the desired results.
On January 19, 2016, our board of directors adopted resolutions approving and authorizing the amendment and restatement of the Articles of Incorporation, as amended, and directed that such amendment and restatement be submitted to a vote of the shareholders at the Meeting.  We believe that our board of directors and executive officers do not have any interests in this proposal that are different from or in addition to the interests of the Venaxis shareholders.
The form of the proposed amendment and restatement of the Articles of Incorporation, as amended, is attached to this Proxy Statement as Appendix 1.  The amendment and restatement will effect a reverse stock split of our Common Stock within a range of one-for-four to one-for-ten shares, to be selected by our board of directors following shareholder approval. Our board of directors, in its discretion, may select the reverse stock split ratio upon receipt of shareholder approval or may elect to abandon the reverse stock split if our board of directors determines in its discretion not to proceed with the reverse stock split.  We believe that the availability of a range of reverse split ratios will provide Venaxis with the flexibility to implement the reverse stock split in a manner designed to maximize the anticipated benefits for us and our shareholders. In determining the reverse stock split ratio to implement, if any, following the receipt of shareholder approval, our board of directors may consider, among other things, factors such as:
•	the historical trading price and trading volume of our Common Stock;
•	the then prevailing trading price and trading volume of our Common Stock and the anticipated impact of the reverse stock split on the trading market for our Common Stock;
•	ability to continue our listing on the NASDAQ Capital Market;
•	our capitalization (including the number of shares of Common Stock issued and outstanding);
•	the expected liquidity of our Common Stock after the reverse stock split; and
•	prevailing general market and economic conditions.
To avoid the existence of fractional shares of our Common Stock, shareholders who would otherwise hold a fractional share as a result of the reverse stock split will receive the number of next higher whole shares. Therefore, there will be little, if any, change in the number of our shareholders as a result of the reverse stock split.
At the close of business on the Record Date, we had 30,990,029 shares of Common Stock issued and outstanding. Based on the number of shares of Common Stock currently issued and outstanding, immediately following the completion of the reverse stock split, and, for illustrative purposes only, assuming a one-for-four reverse stock split, we would have approximately 7,747,500 shares of Common Stock issued and outstanding (without giving effect to the treatment of fractional shares). The actual number of shares outstanding after giving effect to the reverse stock split will depend on the reverse stock split ratio that is ultimately selected by our board of directors.

Reasons for the Reverse Stock Split
Our board of directors authorized the reverse stock split of our Common Stock with the primary intent of increasing the price of our Common Stock in order to meet the price criteria for continued listing on the NASDAQ Capital Market.  Our Common Stock is publicly traded and listed on the NASDAQ Capital Market under the symbol “APPY.”  Our board of directors believes that, in addition to increasing the price of our Common Stock, the reverse stock split would make our Common Stock more attractive to a broader range of institutional and other investors.  Accordingly, for these and other reasons discussed below, we believe that effecting the reverse stock split is in Venaxis’ and our shareholders’ best interests.
In March 2015, we received a notice from the Listing Qualifications Staff of The NASDAQ Stock Market LLC, or NASDAQ notifying us that, based upon the closing bid price of our Common Stock for the last 30 consecutive business days, our Common Stock no longer meets the requirement to maintain a minimum closing bid price of $1.00 per share, as set forth in NASDAQ Listing Rule 5550(a)(2).  In accordance with NASDAQ’S Listing Rule 5810(c)(3)(A), we had a period of 180 calendar days to regain compliance with the rule.  After determining that we would not be in compliance with the rule by such time period, we notified NASDAQ and applied for an extension of the cure period, as permitted under the original notification.  In accordance with NASDAQ Listing Rule 5810(c)(3)(A), NASDAQ granted a second grace period of 180 calendar days, or until March 8, 2016, to regain compliance with the minimum bid price requirement for continued listing.  Although Venaxis will not be able to regain compliance by such date, it intends to proceed with the reverse stock split proposal and will effect the reverse stock split, in the discretion of its board of directors, if Venaxis believes the implementation of the reverse stock split will assist it in regaining compliance with the NASDAQ Capital Market minimum bid price requirements.  In order to regain compliance, the minimum closing bid price per share of our Common Stock must be at least $1.00 for a minimum of ten consecutive trading days.
Certain Risks Associated with the Reverse Stock Split
Unexpected factors, such as our ability to successfully accomplish our business goals, market conditions and the market perception of our business may adversely affect the market price of our Common Stock. There can be no assurance that the total market capitalization of our Common Stock after the implementation of a reverse stock split will be equal to or greater than the total market capitalization before a reverse stock split or that the per share market price of our Common Stock following a reverse stock split will increase in proportion to the reduction in the number of shares of our Common Stock outstanding before the reverse stock split.
There can be no assurance that the market price per new share of our Common Stock after a reverse stock split will remain unchanged or increase in proportion to the reduction in the number of old shares of our Common Stock outstanding before a reverse stock split.  For example, based on the closing price of our Common Stock on February 2, 2016 of $0.25 per share, if the board of directors were to implement the reverse stock split and utilize a ratio of one-for-four, we cannot assure you that the post-split market price of our Common Stock would be greater than $1.00.  In many cases, the market price of a company’s shares declines after a reverse stock split.

Accordingly, the total market capitalization of our Common Stock after a reverse stock split, when and if implemented, may be lower than the total market capitalization before the reverse stock split.  Moreover, in the future, the market price of our Common Stock following a reverse stock split may not exceed or remain higher than the market price prior to the reverse stock split.
If the reverse stock split is consummated, we will have more authorized shares available for issuance than we do currently and, therefore, there is a greater ability for the Common Stock to be diluted with further issuances.  Additionally, if the holders of our options, warrants or convertible preferred stock were to successfully contest our adjustment to their shares issuable, conversion prices or exercise prices, it may result in our being required to issue more shares of Common Stock, or accept lower consideration for those shares of Common Stock, than we anticipate.
Further, the liquidity of our capital stock may be harmed by the proposed reverse stock split given the reduced number of shares that will be outstanding after the reverse stock split, particularly if the stock price does not increase as a result of the reverse stock split.  In addition, the proposed reverse stock split may increase the number of shareholders who own odd lots (less than 100 shares) of our Common Stock, creating the potential for such shareholders to experience an increase in the cost of selling their shares and greater difficulty effecting sales.  If we effect a reverse stock split, the resulting per-share stock price may not attract institutional investors and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of our Common Stock may not improve.
While the board of directors proposes the reverse stock split to bring the price of our Common Stock back above $1.00 per share in order to meet the requirements for the continued listing of our Common Stock on the NASDAQ Capital Market, there is no guarantee that the price of our Common Stock will not decrease in the future, or that for any other reason our Common Stock will not remain in compliance with the NASDAQ listing standards.  There can be no guarantee that the closing bid price of our Common Stock will remain at or above $1.00 for ten consecutive trading days, which would be required to cure our current listing standard deficiency.
Vote Required
The proposal to provide our board of directors the authority to effect the reverse stock split within the proposed range of one-for-four through one-for-ten, and to amend and restate our Articles of Incorporation, as amended, to effect a reverse stock split of the outstanding shares of the Company’s Common Stock shall be approved upon the affirmative vote by the holders of a majority of the votes cast by the holders of our Common Stock present or represented and entitled to vote at the Meeting.  Abstentions and broker non‑votes will have no effect on the outcome of the proposal.
The board of directors recommends that you vote “FOR” the approval to authorize the board of directors to effect, in its discretion, the reverse stock split as described in this proxy statement.

RISK FACTORS
You should consider the following risks in evaluating whether to approve the proposal described in this proxy statement.
Venaxis needs to effect a reverse stock split to maintain its listing on the NASDAQ Capital Market, which may affect the volatility and liquidity of the Common Stock.
If approved by shareholders, a reverse stock split would increase the per share trading price by a yet undetermined multiple.  The change in share price may affect the volatility and liquidity of our Common Stock, as well as the marketplace’s perception of the stock.  As a result, the relative price of our Common Stock may decline and/or fluctuate more than in the past, and you may have trouble converting your investments in the Company into cash effectively.
We expect that NASDAQ will start the proceedings to delist the Common Stock before the date of the Meeting, and cannot assure you that if we effect a reverse stock split that we will successfully achieve the requisite minimum bid price for 10 consecutive trading days before any final action is taken by NASDAQ.
The trading price of our Common Stock does not currently meet the $1.00 minimum bid price required by the NASDAQ Capital Market pursuant to NASDAQ Marketplace Rule 5550(a)(2).  As of February 2, 2016, the closing price of our Common Stock was $0.25 per share.  We have until March 8, 2016 to regain compliance with such minimum bid price requirement.  Although we will not be able to regain compliance by such date, we intend to proceed with the reverse stock split proposal and will effect the reverse stock split, in the discretion of the board of directors, as promptly as possible after the receipt of shareholder approval.  If NASDAQ takes action to commence the delisting process before that time, we intend to utilize all of our appeal rights and to regain compliance during the appeal period.  We cannot assure you that we will be successful in achieving the requisite minimum bid price for 10 consecutive trading days before any final action is taken by NASDAQ.  If the Common Stock is delisted, that could result in negative consequences, such as a limited availability of market quotations for the Common Stock, a determination that the Common Stock is a “penny stock” which would require brokers trading in the Common Stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for the Common Stock, a limited amount of analyst coverage and a decreased ability to issue additional securities or obtain additional financing in the future.
Venaxis will be required to apply for initial listing of the Common Stock on NASDAQ with respect to the Company in connection with the first closing under the Strand transactions.  If the Company cannot meet the NASDAQ initial listing requirements, any period of time in which the Common Stock is not listed on an exchange could negatively impact the trading of the Common Stock.
The Venaxis Common Stock is currently listed for trading on the NASDAQ Capital Market.  However, NASDAQ has determined that the Strand transactions constitute a business combination resulting in a change in control of Venaxis.  Therefore, Venaxis will be required to submit an initial listing application for the Common Stock in connection with the first closing under the Strand transactions in order to maintain a NASDAQ listing.  That requires us to meet, at such closing, the initial qualitative and quantitative requirements for listing, including a minimum bid price of $4.00 per share and a non-affiliate market capitalization of at least $15 million, and incur fees associated with such listing application.  If we are not able to meet the initial listing requirements as of such closing, we would be delisted from the NASDAQ Capital Market.  Any period of time in which the Common Stock is not listed on an exchange could negatively impact the trading of our shares and potentially our ability to raise funds.  We cannot assure you that we would meet the initial listing qualifications, of NASDAQ or another exchange as of such closing or, if listed, would be able to maintain that listing in the future.  If the Common Stock is not listed on an exchange, it could be quoted on an over-the-counter bulletin board, or OTCBB, or on the “pink sheets.”  That could result in negative consequences, such as a limited availability of market quotations for the Common Stock, a determination that the Common Stock is a “penny stock” which would require brokers trading in the Common Stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for the Common Stock, a limited amount of analyst coverage and a decreased ability to issue additional securities or obtain additional financing in the future.
We are not able to estimate when we will be able to submit a definitive proxy statement to our shareholders seeking approval of the Strand transactions.  An extended delay could have a material adverse effect on our ability to consummate the Strand transactions.
The SEC has notified us that it is conducting a full review of the preliminary proxy statement we filed with respect to the Strand transactions.  We cannot estimate how long such review process will take, or what comments the SEC could raise in their review, or when we will be able to submit a definitive proxy statement to our shareholders to seek approval of the Strand transactions.  An extensive delay in the approval process could have a material, negative impact on our financial condition and could jeopardize the successful completion of the Strand transactions.

STOCK PRICES AND DIVIDENDS
The Venaxis Common Stock began trading on the NASDAQ Capital Market under the symbol “APPY” as of August 28, 2007.  The following table sets forth, for the periods indicated, the high and low closing prices of Venaxis shares, as reported by NASDAQ.

	Price Range
	High	Low

2014
First Quarter	$3.29	$2.27
Second Quarter	2.77	1.88
Third Quarter	2.36	1.58
Fourth Quarter	1.85	1.19

2015
First Quarter	$2.04	$0.43
Second Quarter	0.70	0.44
Third Quarter	0.46	0.31
Fourth Quarter	0.39	0.22

2016
First Quarter (through February 12, 2016)	$0.32	$0.22

As of December 1, 2015, Venaxis had approximately 945 holders of record (excluding an indeterminable number of shareholders whose shares are held in street or “nominee” name) of its Common Stock.
The closing price of the Venaxis Common Stock on February 12, 2016, was $0.22 per share.
During the last two fiscal years Venaxis has not paid any dividend on any class of equity securities.  Venaxis anticipates that for the foreseeable future all earnings will be retained for use in the business of the combined company and no cash dividends will be paid to shareholders.  Any payment of cash dividends on Venaxis’ Common Stock in the future will be dependent upon its financial condition, results of operations, current and anticipated cash requirements and plans for expansion, as well as other factors that the board of directors deems relevant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The number of shares of Common Stock outstanding at the close of business on February 2, 2016 was 30,990,029.  The following table sets forth the beneficial ownership of Common Stock as of February 1, 2016 by each director and each executive officer then serving, by all directors and executive officers as a group, and by each person who owned of record, or was known to own beneficially, more than 5% of the outstanding shares of Common Stock.  Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.  In computing the number of shares beneficially owned by a person or a group and the percentage ownership of that person or group, shares of Common Stock subject to options and warrants currently exercisable or exercisable within 60 days after February 2, 2016 are deemed outstanding, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.  To the knowledge of the directors and executive officers of Venaxis, as of February 2, 2016, there are no persons and/or companies who or which beneficially own, directly or indirectly, shares carrying more than 5% of the voting rights attached to all outstanding shares of the Company, other than as set forth below.  Unless otherwise indicated, the address of each individual named below is the address of the Company, 1585 South Perry Street, Castle Rock, Colorado 80104.
Beneficial Ownership Table

Name and Address	Number of Shares	Percent

Stephen T. Lundy (1)	602,661	1.9%
Gail S. Schoettler (2)	233,009	*
Susan A. Evans (3)	137,000	*
Daryl J. Faulkner (4)	180,840	*
David E. Welch (5)	158,009	*
Stephen A. Williams (6)	120,331	*
Jeffrey G. McGonegal (7)	308,967	*
All Officers and Directors as a Group	1,743,039	5.3%
(7 persons) (8)
____________________
* Holds less than 1%

(1)
Includes 4,000 shares directly owned. Also includes options to purchase 7,057 shares at $68.40 per share, options to purchase 2,073 shares at $17.70 per share, options to purchase 11,195 shares at $20.40 per share, options to purchase 12,500 shares at $3.96 per share, options to purchase 99,336 shares at $2.10 per share, options to purchase 137,000 shares at $2.04 per share, options to purchase 178,000 shares at $2.27 per share and options to purchase 151,000 shares at $1.89 per share.

(2)
Includes 3,000 shares directly owned. Also includes options to purchase 3,334 shares at $28.80 per share, options to purchase 1,667 shares at $48.00 per share, options to purchase 1,667 shares at $88.80 per share, options to purchase 1,667 shares at $198.90 per share, options to purchase 1,667 shares at $39.90 per share, options to purchase 1,667 shares at $66.00 per share, options to purchase 2,500 shares at $17.70 per share, options to purchase 2,500 shares at $4.26 per share, options to purchase 43,340 shares at $2.10 per share, options to purchase 40,000 shares at $2.04 per share, options to purchase 51,000 shares at $2.27 per share and options to purchase 79,000 shares at $1.89 per share.

(3)
Includes options to purchase 48,000 shares at $2.56 per share, options to purchase 2,000 shares at $2.04 per share, options to purchase 34,000 shares at $2.27 per share and options to purchase 53,000 shares at $1.89 per share.

(4)
Includes 334 common shares held by the Daryl J. and Terri L. Faulkner Family Trust. Also includes options to purchase 15,001 shares at $50.07 per share, options to purchase 4,167 shares at $66.00 per share, options to purchase 1,667 shares at $17.70 per share, options to purchase 1,667 shares at $4.26 per shares, options to purchase 45,004 shares at $2.10 per share, options to purchase 26,000 shares at $2.04 per share, options to purchase 34,000 shares at $2.27 per share and options to purchase 53,000 shares at $1.89 per share.

(5)
Includes options to purchase 1,667 shares at $48.00 per share, options to purchase 1,667 shares at $88.80 per share, options to purchase 1,667 shares at $198.90 per share, options to purchase 1,667 shares at $39.90 per share, options to purchase 1,667 shares at $66.00 per share, options to purchase 1,667 shares at $17.70 per share, options to purchase 1,667 shares at $4.26 per share, options to purchase 33,340 shares at $2.10 per share, options to purchase 26,000 shares at $2.04 per share, options to purchase 34,000 shares at $2.27 per share and options to purchase 53,000 shares at $1.89 per share.

(6)	Includes options to purchase 33,331 shares at $1.75 per share, options to purchase 34,000 shares at $2.27 per share and options to purchase 53,000 shares at $1.89 per share.
(7)
Includes 13,072 shares held directly and 50 shares owned by his daughter; however Mr. McGonegal disclaims beneficial ownership of the shares owned by his daughter. Also includes 500 shares held in Mr. McGonegal’s IRA account. Also includes options to purchase options to purchase 1,667 shares at $88.80 per share, options to purchase 1,334 shares at $198.90 per share, options to purchase 1,667 shares at $39.90 per share, options to purchase 1,667 shares at $66.00 per share, options to purchase 1,667 shares at $17.70 per share, options to purchase 6,667 shares at $3.96 per share, options to purchase 52,676 shares at $2.10 per share, options to purchase 67,000 shares at $2.04 per share, options to purchase 87,000 shares at $2.27 per share, and options to purchase 74,000 shares at $1.89 per share.

(8)	Includes the information in footnotes (1) through (7).

WHERE YOU CAN FIND MORE INFORMATION
You may read and copy any materials Venaxis files with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549, on official business days during the hours of 10:00 a.m. to 3:00 p.m. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is http://www.sec.gov. Information on or accessible through the SEC’s website is not a part of this proxy statement. You may also inspect the Venaxis SEC reports and other information at its website at www.venaxis.com. Information on or accessible through the Venaxis website is not a part of this proxy statement. We are subject to the information reporting requirements of the Exchange Act, and file reports and other information with the SEC. These reports and other information are available for inspection and copying at the public reference room and website of the SEC referred to above.
DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS
Only one proxy statement is being delivered to shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders.  Upon the written or oral request of a shareholder, we will deliver promptly a separate copy of the proxy statement to a shareholder at a shared address to which a single copy was delivered.  Shareholders desiring to receive a separate copy now or in the future may contact us through at the Venaxis corporate offices at 1585 South Perry Street, Castle Rock, Colorado 80104, or by telephone:  (303) 794-2000.
Shareholders who share an address but are receiving multiple copies of the proxy statement may contact us through the Venaxis corporate offices at 1585 South Perry Street, Castle Rock, Colorado 80104, or by telephone:  (303) 794-2000 to request that a single copy be delivered.

OTHER MATTERS
Management and the Board of Directors of the Company know of no matters to be brought before the Meeting other than as set forth herein.  However, if any such other matters properly are presented to the shareholders for action at the Meeting and any adjournments or postponements thereof, it is the intention of the proxy holder named in the enclosed proxy to vote in his discretion on all matters on which the shares represented by such proxy are entitled to vote.

BY ORDER OF THE BOARD OF DIRECTORS
OF VENAXIS, INC.

Gail S. Schoettler, Chair of the Board of Directors

Appendix 1

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
VENAXIS, INC.
Pursuant to the provisions of the Colorado Business Corporation Act, Section 7-110-107 of the Colorado Revised Statutes, Venaxis, Inc., hereby adopts the following Amended and Restated Articles of Incorporation:
FIRST:                          The name of the corporation is Venaxis, Inc.
SECOND:                  The corporation shall have and may exercise all of the rights, powers and privileges now or hereafter conferred upon corporations organized under the laws of Colorado.  In addition, the corporation may do everything necessary, suitable or proper for the accomplishment of any of its corporate purposes.  The corporation may conduct part or all of its business in any part of Colorado, the United States or the world and may hold, purchase, mortgage, lease and convey real and personal property in any of such places.
THIRD:                        The aggregate number of shares which the corporation shall have authority to issue is 60,000,000 shares of common stock.  The shares of this class of common stock shall have unlimited voting rights and shall constitute the sole voting group of the corporation, except to the extent any additional voting group or groups may hereafter be established in accordance with the Colorado Business Corporation Act.  The shares of this class shall also be entitled to receive the net assets of the corporation upon dissolution.
a.            Each shareholder of record shall have one vote for each share of stock standing in his, her or its name on the books of the corporation and entitled to vote, except that in the election of directors each shareholder shall have as many votes for each share held by him, her or it as there are directors to be elected and for whose election the shareholder has a right to vote.  Cumulative voting shall not be permitted in the election of directors or otherwise.
b.            Unless otherwise ordered by a court of competent jurisdiction, at all meetings of shareholders one-third of the shares of a voting group entitled to vote at such meeting, represented in person or by proxy, shall constitute a quorum of that voting group.
c.            Upon the filing and effectiveness of this amendment and restatement of this corporation’s Articles of Incorporation (the “Effective Time”) pursuant to Colorado law, each _____ (__) shares of common stock issued and outstanding immediately prior to the Effective Time shall be combined into one validly issued, fully paid and nonassessable share of common stock, without any action by the holder thereof.  This corporation will not issue fractional shares of common stock in connection with the combination; instead, each fractional share that would otherwise result from the combination shall be rounded up to the nearest whole share.  Each certificate representing shares of common stock outstanding as of the Effective Time will thereafter represent that corresponding number of post combination shares. Each person holding a certificate or certificates representing shares of common stock as of the Effective Time shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of common stock to which such person is entitled as a result of the combination, or, in the event of a fractional share, the nearest whole share.  In connection with the combination, the authorized number of shares of common stock of this corporation has been amended as set forth in the first sentence of this Article THIRD.

FOURTH:                  The number of directors of the corporation shall be fixed by the bylaws, or if the bylaws fail to fix such a number, then by resolution adopted from time to time by the board of directors, provided that the number of directors shall not be less than one.
FIFTH:                          The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and the same are in furtherance of and not in limitation or exclusion of the powers conferred by law.
a.            Conflicting Interest Transactions.  As used in this paragraph, “conflicting interest transaction” means any of the following:  (i) a loan or other assistance by the corporation to a director of the corporation or to an entity in which a director of the corporation is a director or officer or has a financial interest; (ii) a guaranty by the corporation of an obligation of a director of the corporation or of an obligation of an entity in which a director of the corporation is a director or officer or has a financial interest; or (iii) a contract or transaction between the corporation and a director of the corporation or between the corporation and an entity in which a director of the corporation is a director or officer or has a financial interest.  No conflicting interest transaction shall be void or voidable, be enjoined, be set aside, or give rise to an award of damages or other sanctions in a proceeding by a shareholder or by or in the right of the corporation, solely because the conflicting interest transaction involves a director of the corporation or an entity in which a director of the corporation is a director or officer or has a financial interest, or solely because the director is present at or participates in the meeting of the corporation’s board of directors or of the committee of the board of directors which authorizes, approves or ratifies a conflicting interest transaction, or solely because the director’s vote is counted for such purpose if:  (A) the material facts as to the director’s relationship or interest and as to the conflicting interest transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes, approves or ratifies the conflicting interest transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum; or (B) the material facts as to the director’s relationship or interest and as to the conflicting interest transaction are disclosed or are known to the shareholders entitled to vote thereon, and the conflicting interest transaction is specifically authorized, approved or ratified in good faith by a vote of the shareholders; or (C) a conflicting interest transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof, or the shareholders.  Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes, approves or ratifies the conflicting interest transaction.

b.            Loans and Guaranties for the Benefit of Directors.  Neither the board of directors nor any committee thereof shall authorize a loan by the corporation to a director of the corporation or to an entity in which a director of the corporation is a director or officer or has a financial interest, or a guaranty by the corporation of an obligation of a director of the corporation or of an obligation of an entity in which a director of the corporation is a director or officer or has a financial interest, until at least ten days after written notice of the proposed authorization of the loan or guaranty has been given to the shareholders who would be entitled to vote thereon if the issue of the loan or guaranty were submitted to a vote of the shareholders.  The requirements of this paragraph b. are in addition to, and not in substitution for, the provisions of paragraph a. of Article FIFTH.
c.            Indemnification.  The corporation shall indemnify, to the maximum extent permitted by law, any person who is or was a director, officer, agent, fiduciary or employee of the corporation against any claim, liability or expense arising against or incurred by such person made party to a proceeding because he is or was a director, officer, agent, fiduciary or employee of the corporation or because he is or was serving another entity or an employee benefit plan as a director, officer, partner, trustee, employee, fiduciary or agent at the corporation’s request.  The corporation shall further have the authority to the maximum extent permitted by law to purchase and maintain insurance providing such indemnification.
d.            Limitation on Director’s Liability.  No director of this corporation shall have any personal liability for monetary damages to the corporation or its shareholders for breach of his fiduciary duty as a director, except that this provision shall not eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for:  (i) any breach of the director’s duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) voting for or assenting to a distribution in violation of Colorado Revised Statutes § 7-106-401 or the articles of incorporation if it is established that the director did not perform his duties in compliance with Colorado Revised Statutes § 7-108-401, provided that the personal liability of a director in this circumstance shall be limited to the amount of the distribution which exceeds what could have been distributed without violation of Colorado Revised Statutes § 7-106-401 or the articles of incorporation; or (iv) any transaction from which the director directly or indirectly derives an improper personal benefit.  Nothing contained herein will be construed to deprive any director of his right to all defenses ordinarily available to a director nor will anything herein be construed to deprive any director of any right he may have for contribution from any other director or other person.
e.            Negotiation of Equitable Interests in Shares or Rights.  Unless a person is recognized as a shareholder through procedures established by the corporation pursuant to Colorado Revised Statutes § 7-107-204 or any similar law, the corporation shall be entitled to treat the registered holder of any shares of the corporation as the owner thereof for all purposes permitted by the Colorado Business Corporation Act, including without limitation all rights deriving from such shares, and the corporation shall not be bound to recognize any equitable or other claim to, or interest in, such shares or rights deriving from such shares on the part of any other person including without limitation, a purchaser, assignee or transferee of such shares, unless and until such other person becomes the registered holder of such shares or is recognized as such, whether or not the corporation shall have either actual or constructive notice of the claimed interest of such other person.  By way of example and not of limitation, until such other person has become the registered holder of such shares or is recognized pursuant to Colorado Revised Statutes § 7-107-204 or any similar applicable law, he shall not be entitled:  (i) to receive notice of the meetings of the shareholders; (ii) to vote at such meetings; (iii) to examine a list of the shareholders; (iv) to be paid dividends or other distributions payable to shareholders; or (v) to own, enjoy and exercise any other rights deriving from such shares against the corporation.  Nothing contained herein will be construed to deprive any beneficial shareholder, as defined in Colorado Revised Statutes § 7-113 -101(1), of any right he may have pursuant to Article 113 of the Colorado Business Corporation Act or any subsequent law.

PROXY

VENAXIS, INC.
1585 South Perry Street
Castle Rock, Colorado 80104
(303) 794-2000

SPECIAL MEETING OF SHAREHOLDERS – MARCH 24, 2016
 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned shareholder of Venaxis, Inc. hereby constitutes and appoints Stephen T. Lundy and Jeffrey G. McGonegal, or either of them, as attorneys and proxies to appear, attend and vote all of the shares of Common Stock and/or standing in the name of the undersigned at the Special Meeting of Shareholders to be held at the offices of Ballard Spahr LLP, 1225 17th Street, Denver, Colorado 80237 on March 24, 2016, at 3:00 PM local time, and at any adjournment or adjournments thereof, upon the following:
Proposal One:  Authorization to the Board of Directors to effect, in its discretion, a reverse stock split of the outstanding shares of the Company’s Common Stock in a ratio of at least 1‑for-4 and of up to 1-for-10, to be determined by the Board of Directors, and, in connection with such reverse stock split, approval of a corresponding amendment and restatement of the Company’s Articles of Incorporation, as amended, subject to the authority of the Board of Directors to abandon such amendment and restatement.
For /  /                              Against /  /                                        Abstain /  /
In his discretion, each Proxy is authorized to vote upon such other business as lawfully may come before the Meeting. The undersigned hereby revokes any proxies as to said shares heretofore given by the undersigned and ratifies and confirms all that said proxy lawfully may do by virtue hereof.
THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED HEREON WITH RESPECT TO THE ABOVE PROPOSAL, BUT IF NO SPECIFICATION IS MADE THEY WILL BE VOTED FOR THE PROPOSAL.  UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY ON ANY OTHER BUSINESS.

Please mark, date and sign exactly as your name appears hereon, including designation as executor, Trustee, etc., if applicable, and return the Proxy in the enclosed postage-paid envelope as promptly as possible.  It is important to return this Proxy properly signed in order to exercise your right to vote if you do not attend the meeting and vote in person.  A corporation must sign in its name by the President or other authorized officer.  All co-owners and each joint owner must sign.

Date:  _______________________

____________________________________
Signature(s)

Address if different from that on envelope:

____________________________________
Street Address

____________________________________
City, State and Zip Code

Please check if you intend to be present at the meeting: